Exhibit 10.3

EXCLUSIVE FOREIGN LICENSE AGREEMENT

AN AGREEMENT made as of the January 25, 2006 between Universal Records, a division of UMG Recordings, Inc. 1755 Broadway, New York, New York 10019 (hereinafter referred to as “Universal") and  American Southwest Music Distribution, Inc. at 8721 Sunset Blvd, Suite #7, Los Angeles, CA 90069, Attn: Marcus Sanders, Esq.  (hereinafter referred to as "you").

1.

BACKGROUND; TERM

1.01

You and Universal hereby acknowledge that contemporaneously herewith you and Universal are entering into the following agreements an exclusive manufacturing and distribution agreement in respect of manufacturing, selling, distributing, and otherwise exploiting Distributed Product in the United States (the “Distribution Agreement”).

1.02.

The term of this agreement (“Term”) will be the same as and will run simultaneously with the Term of the Distribution Agreement (as such capitalized term is defined therein).

1.03.

Following the expiration of the Term hereof, Universal and its licensees will have a period of six (6) months in which to fulfill any orders for any Record of Distributed Product that were placed during the Term hereof for the Record concerned and to sell off the existing inventory of any such Record(s) on a non-exclusive basis (hereinafter referred to as “Sell Off Period”) pursuant to the same terms and conditions contained herein.

1.04.

The period consisting of the Term hereof and the Sell Off Period is sometimes hereinafter referred to as the “Exploitation Period”.

2.

GRANT OF RIGHTS

2.01

You hereby grant and license to Universal and any Person authorized by Universal the unlimited right (which right shall be exclusive during the Term hereof and non-exclusive during the Sell Off Period) during the Exploitation Period in the Territory to manufacture, distribute, sell, license, market, advertise, promote, and otherwise exploit by any and all methods now or hereafter known all Distributed Product, all Artwork, and all other items, artwork, or other materials used or exploited by or delivered or supplied to Universal under the Distribution Agreement (“Related Items”), including, without limitation, all other artwork, items or other materials delivered or submitted by you or on your behalf to Universal under the Distribution Agreement.  Without limiting the foregoing, Universal’s rights hereunder include the right to exercise all rights as the exclusive copyright licensee of Distributed Product, Artwork, and Related Items in the Territory.

2.02

Without limiting the generality of the foregoing, you hereby grant and license to Universal and any Person authorized by Universal, the right (which right shall be unlimited and exclusive during the Term hereof and non-exclusive during the Sell Off Period) in the Territory during the Exploitation Period, to manufacture Records by any and all methods now or hereafter known embodying any portion or all of the performances embodied on Distributed Product hereunder; to publicly perform such Records and to permit the public performance thereof in any medium; to import, export, sell, transfer, lease, rent, deal in or otherwise dispose of such Masters and Records derived therefrom throughout the Territory under the trademarks, trade names or labels designated by you and Universal; to remix, edit or adapt the Masters embodied in Distributed Product to conform to technological or commercial requirements in various formats now or hereafter known or developed, or to eliminate material which might subject Universal to any legal action; to use and authorize the use of

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such Masters for background music, synchronization in motion pictures and television soundtracks and other similar purposes, including, without limitation, use on transportation and in commercials for any product in any and all media, without any payment other than as provided herein; or Universal and its subsidiaries, affiliates and licensees may, at their election, delay or refrain from doing any one or more of the foregoing.

2.03

Universal and any licensee of Universal each has the right during the Exploitation Period, without liability to any Person, and may grant to others the right, to reproduce, print, publish or disseminate in any medium your name and Marks, the names, approved portraits, approved pictures and approved likenesses of each Distributed Artist and individual producer and all other Persons performing services in connection with Distributed Product (including, without limitation, all professional, group and other assumed or fictitious names used by them), and approved biographical material concerning them for purposes of advertising, promotion and trade in connection with you or such Distributed Artist, the making and exploitation of Records hereunder, on websites, in Mobile Materials, and general goodwill advertising. The uses authorized by the preceding sentence include, without limitation, the use of those names, approved portraits, approved pictures, and approved likenesses of each Distributed Artist in the marketing of Records.  Universal's rights as described in this paragraph will be exclusive during the Term hereof and nonexclusive during the Sell Off Period.

3.

LICENSED MATERIALS

3.01.

All Distributed Product and all Artwork and Related Items (“Licensed Materials”) will automatically be deemed to be subject to the terms and conditions contained in this agreement and will be deemed delivered hereunder contemporaneously with delivery of the same by you to Universal under the Distribution Agreement.  Without limiting the foregoing, Universal’s rights, and your obligations, as set forth in this agreement will apply, without limitation, to all Licensed Materials.

3.02

Without limiting the foregoing, Universal will have the right in the Territory during the Exploitation Period to use free of charge all of advertising, marketing, and promotional materials (including catalogs, supplements, release sheets, streamers, liners, photographs of Distributed Artists and the like), that were used in the United States under the Distribution Agreement in connection with Records hereunder.

4.

VIDEOS

4.01.

(a)

Without limiting any of Universal’s other rights hereunder, during the Exploitation Period Universal and any Person authorized by Universal will have the right (which right will be exclusive during the Term hereof and non-exclusive during the Sell Off Period) in the Territory to use or otherwise exploit any Video of Distributed Product (including, without limitation, any Video produced under the Distribution Agreement) by any and all methods now or hereafter known, including, without limitation, for advertising and promotional purposes and for commercial purposes

(b)

(1)

As between you and Universal, you will be solely responsible for obtaining and paying for all necessary licenses in connection with the Compositions embodied in each Video of Distributed Product for the exploitation of each such Video in the Territory during the Term in any and all media now or hereafter known (“Video Publishing Licenses”) from the copyright holder(s) of such Compositions (“Video Publishing Costs”), including, without limitation, synchronization licenses and licenses for public performance in the Territory. If Universal pays any such Video Publishing Costs hereunder (which Universal is under no obligation whatsoever to do), then all such Video Publishing Costs paid or incurred by Universal will constitute Advances hereunder and will be deducted from monies otherwise payable to you under this agreement or the Distribution Agreement; provided, however, that if the monies otherwise payable hereunder in any particular accounting period are less

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than the total amount to be deducted, then Universal will bill you for such costs, and you will reimburse Universal for same no later than five (5) days after your receipt of Universal’s invoice.

(2)

    Without limiting the foregoing, if any Composition embodied in a Video of Distributed Product is a Controlled Composition, then you will issue (or cause the music publishing companies having the right to do so) to Universal at no cost all applicable Video Publishing Licenses (and your execution of this agreement constitutes the issuance of such licenses by any music publishing company that is owned or controlled by you or Principal or any Related Company).  Without limiting the foregoing, if you fail to cause any music publishing company to issue any such licenses to Universal, or if Universal is required to pay any fee to such music publishing company in order to obtain any such license, Universal will have the right to deduct the amount of such license fee from any and all sums otherwise payable to you hereunder or under the Distribution Agreement.

(c)

Each Video of Distributed Product will be deemed a component of Licensed Material as provided herein. Universal will have the rights in and to each such Video as are otherwise applicable hereto with respect to all other Distributed Product, including, without limitation, the right to use and publish, and to permit others to use and publish, your name and the name and likeness of the Distributed Artist whose performance is embodied in the Video concerned in each Video and for advertising and purposes of trade in connection therewith.

5.

ROYALTIES

5.01

In consideration of the rights granted hereunder by you to Universal and the other agreements, representations and warranties contained herein, Universal agrees to pay you in connection with the Net Sale of Records consisting entirely of Masters of Distributed Product and sold by Universal or its licensees, a royalty computed at the applicable percentage indicated below, of the applicable Royalty Base Price with respect to the Record concerned, it being agreed that such royalties will be computed and paid in accordance with Article 6 below and the other provisions set forth herein.

(a)

Subject to the other provisions of this Article 5 on NRC Net Sales of Albums in the Territory: 19% (“Basic Rate”)

(b)

Subject to the other provisions of this Article 5 on NRC Net Sales of Singles in the Territory:  11% (the “Basic Rate”)

5.02.

(a)

With respect to audio-only compact discs and Electronic Transmissions of Masters hereunder, the royalty rate (which will be deemed to be the Basic Rate with respect to such configuration or method of exploitation) is one hundred percent (100%) of the otherwise applicable royalty rate in the applicable country for the configuration and price category concerned; provided, if such exploitation is at a price that does not fall within Universal’s top-line price category applicable to such method of exploitation, the otherwise applicable royalty rate will be computed, reduced, and adjusted in accordance with the applicable other provisions of this Article 5.

(c)

With respect to Records sold in the form of new configurations (including, but not limited to, Mini Disc, DVD Audio and audiophile Records), the royalty rate (which will be deemed to be the Basic Rate with respect to such configurations) is seventy-five percent (75%) of the otherwise applicable royalty rate in the applicable country for the configuration and price category concerned.

(d)

With respect to Midline Records and EPs, the royalty rate is three-fourths (3/4) of the Basic Rate. With respect to Budget Records, premium records, and Records in the form of transparent or colored vinyl, the royalty rate is one half (1/2) of the Basic Rate for the configuration concerned. With respect to any Record sold in the Territory by Universal or its licensee in conjunction

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with a television advertising campaign, during the semi-annual accounting period in which that campaign begins as well as the next two (2) such periods, the royalty rate with respect to the advertised Records sold in the countries in which the campaign occurs is one half (1/2) of the otherwise applicable royalty rate, provided: (i) if Universal wholly owns its licensee in the country concerned, Universal will not thereby reduce your royalty by more than its and its licensee's actual costs in connection with such campaign, and the aforesaid reduction of the royalty rate will only apply during the semi-annual accounting period in which the applicable campaign begins as well as the next such period; and (ii) if Universal does not wholly own its licensee in the country concerned, the otherwise applicable royalty rate will not be reduced if Universal’s licensee does not reduce the monies payable to Universal because of such advertising campaign.  With respect to any Multiple Record Album, the royalty rate is the Basic Rate for the configuration concerned if, at the beginning of the royalty accounting period concerned, the Suggested Retail List Price of such Album is at least the number of cassettes, compact discs or other configuration packaged together times the Suggested Retail List Price for "top-line" Albums marketed by Universal or its principal licensee in the country where the Multiple Record Album is sold (the "top-line" price). If the Suggested Retail List Price applicable to such Multiple Record Album is less than the number of cassettes, compact discs or other configuration packaged together times the "top-line" price, then the applicable royalty rate for such Multiple Record Album will be equal to the otherwise applicable royalty rate multiplied by a fraction, the numerator of which is the Suggested Retail List Price of such Multiple Record Album, and the denominator of which is the number of cassettes, compact discs or other configuration packaged together times the "top-line" price (but not less than one half (1/2) of the applicable royalty rate prescribed in paragraph 7.01 for such Album).

5.03.

(a)

Your royalty will be the sum equal to fifty percent (50%) of Universal's Net Receipts with respect to the following Records and/or exploitation of Masters hereunder: (1) Records sold through record clubs or similar sales plans; (2) licenses for methods of distribution such as "key outlet marketing" (distribution through retail fulfillment centers in conjunction with special advertisements on radio or television), direct mail, mail order, or by any combination of the methods set forth above or other methods; (3) licenses for distribution other than through normal retail channels or other than by the primary distributor(s) of Universal Records in the territory concerned for the configuration concerned; and (4) Masters hereunder licensed by Universal for use in synchronization in motion pictures, television productions, or television commercials.

(b)

With respect to any exploitation of Mobile Material for which Universal receives a royalty or other payment which is directly attributable to such Mobile Material, your royalty will be an amount equal to a percentage of Universal’s Net Receipts from such royalty or other payment where such percentage equals the applicable Basic Rate set forth in paragraph 5.01(a) above.

5.04.

(a)

If Universal or its licensees license Videos of Distributed Product, your royalty will be one half (1/2) of the Net Receipts received by or credited to Universal in the United States derived therefrom after deducting from gross receipts a fee, in lieu of any overhead or distribution fee, of twenty-two percent (22%) of the gross receipts in connection therewith. It is specifically agreed that Universal has and will have the right to license such Videos to third parties (e.g., club services) for no payment, in which case no payment will be made to you in connection therewith.

(b)

With respect to home video devices embodying Videos of Distributed Product manufactured and distributed by Universal or its licensee in the country concerned, you will be entitled to a royalty computed as provided in this Article, but the following rate will apply instead of the rates specified in paragraph 5.01 above: 10% of the applicable Royalty Base Price. Said royalties are inclusive of any third party payments required in connection with the sale of such devices including, without limitation, artist and producer royalties and copyright payments.

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5.05.

As to a Record not consisting entirely of Masters or Videos of Distributed Product, the otherwise applicable royalty rate will be prorated on the basis of the number of Masters or Videos of Distributed Product embodied on such Record compared to the total number of Masters or Videos (including the Masters and Videos of Distributed Product) contained on such Record. As to Joint Recordings, the royalty rate will be the royalty rate provided for herein divided by the number of Persons with respect to whom Universal is obligated to pay a royalty (including you).

5.06.

No royalties will be due or payable in respect of (a) Records furnished on a no-charge basis or sold to disc jockeys, publishers, employees of Universal or its licensees, motion picture companies, radio and television stations and other customary recipients of free, or discounted or promotional Records sold for less than or equal to fifty percent (50%) of the Record's highest posted wholesale list price; (b) Records sold or distributed by Universal or its licensees for promotional purposes; (c)  Records sold at close-out prices, for scrap, at less than inventory cost or at fifty percent (50%) (or less) of the Record's highest posted wholesale price whether or not such Records are intended for sale to third parties; (d) Records (or fractions thereof) given away or shipped on a so-called "no charge" or "freebie" basis (whether or not intended for resale; whether billed or invoiced as a discount in the price to Universal’s or its licensee’s customers or as a Record shipped at no charge), including, without limitation, Records shipped as “bonus” or “free” Records (such as, by way of example only, any such Records that are distributed free to dealers in lieu of a discount); and (e) Records sold at a discount from the Record's posted wholesale list price (but for more than fifty percent (50%) of such price).

5.07.

The royalty payable to you hereunder includes all royalties due you, any Distributed Artist, the individual producers and all other Persons in connection with the sale of Records of Distributed Product or other exploitation of Masters of Distributed Product.

5.08

All monies paid to you or any Distributed Artist during the Term of this agreement, as well as all monies paid on behalf of you or any Distributed Artist with your consent, at your request, or pursuant hereto, other than royalties paid pursuant to this agreement, constitute Advances. All monies payable to you hereunder shall be first used to recoup any Advances (as such term is defined in the Distribution Agreement) or other costs paid under the Distribution Agreement.

6.

ROYALTY ACCOUNTINGS

6.01.

Universal will compute your royalties as of each June 30 and December 31 for the prior six (6) months, in respect of each such six (6) month period in which there are sales or returns of Records or other exploitations of Masters of Distributed product in the Territory on which royalties are payable to you. On or before the next September 30 with respect to the period ending June 30, and on or before March 31 with respect to the period ending December 31, Universal will send you a statement covering those royalties and will remit to you the net amount of such royalties, if any, after deducting any and all unrecouped Advances and chargeable costs under this agreement and the Distribution Agreement and such amount, if any, that Universal may be required to withhold pursuant to the applicable state tax laws, the U.S. Tax Regulations, or any other applicable statute, regulation, treaty, or law. No royalty statements will be required for periods during which no additional royalties accrue. In computing the number of Records sold, only Records for which Universal has received payment in the United States from its licensees in respect of such sales will be deemed sold.  Universal’s licensees shall have the right to withhold a reasonable reserve against returns and credits.  If Universal makes any overpayment to you (e.g., by reason of an accounting error or by paying royalties on Records returned later), you will reimburse Universal to the extent Universal does not deduct such sums from monies due you hereunder or under the Distribution Agreement.  Universal may at any time elect to utilize a different method of computing royalties provided such method does not decrease the net monies received by or credited to you hereunder.

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6.02.

Royalties for Records sold for distribution in the Territory will be computed in the same national currency and at the same rate of exchange as Universal is accounted to by its licensees with respect to the sale concerned and will be subject to costs of conversion and any taxes applicable to royalties remitted by or received from foreign sources. Royalties on Records sold outside the United States are not due and payable by Universal until payment therefor has been received by Universal in the United States in United States dollars. For purposes of accounting to you, Universal will treat any foreign sale as a sale made during the same six (6) month period in which Universal receives its licensee's accounting and payment for that sale. If Universal does not receive payment in the United States in United States Dollars and is required to accept payment in foreign currency or in a foreign country, Universal will deposit to your credit (at your request and expense) in such currency in a depository selected by you in the country in which Universal accepts payment your share of royalties due and payable with respect to such sales. Such deposit will fulfill Universal's obligations in connection therewith. If any law, government ruling or other restriction affects the amount that an Universal licensee can remit to Universal, Universal may deduct from your royalties an amount proportionate to the reduction in such licensee's remittances.

6.03.

All royalty statements rendered by Universal hereunder will be conclusively binding upon you and not subject to any objection by you for any reason unless specific objection in writing, stating the basis thereof, is given to Universal and an audit pursuant to paragraph 6.04 for that statement is completed within two (2) years from the date such statement is rendered.  Failure to make such written objection or conduct the audit within said time periods will be deemed to be your approval of such statement, your waiver of such audit rights, and your waiver of the right to sue Universal for additional royalties in connection with the applicable accounting period. Each statement will be deemed rendered when due unless you notify Universal that the applicable statement was not received by you and such notice is given within sixty (60) days after the applicable due date specified in paragraph 6.01 above, in which event the statement will be deemed rendered on the date actually sent by Universal.   You will not have the right to sue Universal in connection with any accounting, or to sue Universal for monies due on account of the exploitation of Distributed Product hereunder during the period an accounting covers, unless you commence the suit within two (2) years after the date the applicable statement is rendered to you.

6.04.

You may, at your own expense, audit Universal's books and records directly relating to this agreement that report the sales of Records for which royalties or other monies are payable hereunder. You may make such audit only for the purpose of verifying the accuracy of statements sent to you hereunder and only as provided herein. You may initiate such audit only by giving notice to Universal at least thirty (30) days prior to the date you intend to commence your audit. Your audit will be conducted by a reputable independent certified public accountant experienced in recording industry audits in such a manner so as not to disrupt Universal's other functions and will be completed promptly. You may audit a particular statement only once and only within two (2) years after the date such statement is rendered as provided in paragraph 6.03 above. Your audit may be conducted only during Universal's usual business hours and at the place where it keeps the books and records to be examined. You will not be entitled to examine any manufacturing records or any other records that do not specifically report sales of Records or free distribution of Records on which royalties are payable hereunder. Your auditor will review his tentative written findings with a member of Universal's finance staff designated by Universal before rendering a report to you so as to remedy any factual errors and clarify any issues that may have resulted from misunderstanding.

7.

LICENSES FOR MUSICAL COMPOSITIONS

7.01.

(a)

(1)

You hereby grant to Universal an irrevocable license under copyright to reproduce each Controlled Composition on Records and distribute such Records in Canada.

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(2)

For that license, Universal will pay you or your designee Mechanical Royalties, on the basis of Net Sales, at the following rate the ("Controlled Rate") on Records distributed in Canada:

(A)

If the copyright law of Canada provides for a minimum compulsory rate: The rate equal to seventy-five percent (75%) of the minimum compulsory license rate applicable to the use of musical works on audio Records under the copyright law of Canada at the Copyright Fixing Date of the Master concerned;

(B)

If the copyright law of Canada does not provide for a minimum compulsory rate, but the major record companies and major music publishers in Canada (collectively the "Canadian Record Industry") have agreed to a mechanical license rate: The rate equal to seventy-five percent (75%) of the minimum license rate agreed to as of the Copyright Fixing Date of the Master concerned;

(C)

If the copyright law of Canada does not provide for a minimum compulsory license rate, and the Canadian Record Industry has not agreed to a rate, the rate applicable under this clause (B) will be four cents ($0.04) (Canadian) per Composition;

(b)

The total Mechanical Royalty for all Compositions (including Controlled Compositions) will be (i) with respect to each Album other than Multiple Record Albums, not more than ten (10) times the Controlled Rate; (ii) with respect to each single Record released hereunder, not more than two (2) times the Controlled Rate; (iii) with respect to any EP released hereunder, not more than five (5) times the Controlled Rate; and (iv) with respect to Multiple Record Albums (if any), the maximum aggregate Mechanical Royalty will not be more than the maximum Mechanical Royalty applicable to an Album not in the form of a Multiple Record Album multiplied by a fraction, the numerator of which is the Suggested Retail List Price of such Multiple Record Album and the denominator of which is the Suggested Retail List Price of "top-line" Albums. With respect to the exploitation or sale of Records as described in paragraphs 5.02(b) (other than with respect to EPs and Multiple Record Albums) and 5.03 (other than with respect to club sales through third parties such as the Columbia House Record Club where a separate license is negotiated between such club and the copyright proprietor and paid by such club), the Mechanical Royalty maximums will be three fourths (3/4) of the amounts prescribed in this subparagraph. Any amounts in excess of the applicable maximums pursuant to this subparagraph 7.01(b) will be treated as described in subparagraph 7.01(f) below.

(c)

Mechanical Royalties will not be payable with respect to Records otherwise not royalty bearing hereunder, with respect to nonmusical material, with respect to Compositions of one minute or less in duration, and with respect to more than one (1) use of any one (1) Composition per Record. No Mechanical Royalties will be payable in respect of Controlled Compositions in the public domain or arrangements of Compositions in the public domain except that if such arrangement is credited by the applicable performing rights society in the country concerned, then the Mechanical Royalty otherwise payable hereunder will be apportioned in the same ratio used by such public performance society in determining the credits for public performance of the work, provided you furnish Universal with satisfactory evidence of that ratio.

(d)

Universal or its licensees will compute Mechanical Royalties on Controlled Compositions as of the end of each calendar quarter-annual period in which there are sales or returns of Records on which Mechanical Royalties are payable to you. On or before the next May 15, August 15, November 15, or February 15, Universal will send a statement covering those royalties and

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will pay any net royalties then due. Mechanical Royalty reserves maintained by Universal against anticipated returns and credits may be held for a reasonable period of time. If Universal makes any overpayment of Mechanical Royalties on Controlled Compositions (e.g., but without limitation, by reason of an accounting error or by paying Mechanical Royalties on Records returned) such excess will be treated as described in subparagraph 11.01(f) below. Your right to audit Universal's books and records as the same relate to Mechanical Royalties for Controlled Compositions is subject to the terms and conditions set forth in Article 8.

(e)

Any assignment made of the ownership of copyright in, or the rights to license or administer the use of, any Controlled Composition will be made subject to the provisions of this Article 7.

(f)

You agree to indemnify and hold Universal harmless from the payment of Mechanical Royalties in excess of the applicable amounts in the provisions of this Article 7. If Universal pays any such excess, such payments will be a direct debt from you to Universal, which, in addition to any other remedies available, Universal may recover from royalties or any other payments hereunder or under the Distribution Agreement.

7.02.

You and/or the Distributed Artist concerned will cause the issuance of effective licenses, under copyright and otherwise, to reproduce each Controlled Composition on Records and distribute those Records thro0ughout the Territory (excluding Canada, the terms of such licenses shall be as set forth hereinabove) on terms not less favorable to Universal or its licensees than the terms prevailing on a general basis in the country concerned with respect to the use of Compositions on comparable Records.  The obligation to account for and pay royalties for the mechanical reproduction of Compositions on sales of Records in the Territory shall be solely that of Universal’s affiliates and licensees.

7.03.

Without limiting the foregoing, you hereby further grant to Universal and any licensee of Universal the irrevocable right during the Exploitation Period throughout the Territory and without liability to any Person to: (a) print and reproduce the title and/or lyrics to each Composition embodied on a Master of Distributed Product (each, a “Subject Composition”) on Record Artwork; and (b) print, reproduce and/or otherwise recreate the title and/or lyrics to each Subject Composition in the so-called “enhanced” or multimedia portion of an enhanced CD, CD Plus, CD ROM, DVD, or any other similar configuration (whether now known or hereafter created) embodying Masters of Distributed Product.  If Universal is required to pay any monies to any Person for the exercise of any of the rights granted to Universal pursuant to this paragraph 7.03, Universal will have the right to deduct such amount from any and all sums otherwise payable to you hereunder or under the Distribution Agreement.

8.

CREDIT / LOGO

8.01

All Records manufactured by Universal hereunder and accompanying Artwork will indicate appropriate ownership credit and copyright notice as determined by you and Universal. Notwithstanding the foregoing, Universal (or its licensee in the country concerned) will have the right to identify itself as the exclusive licensee, manufacturer, and distributor of Distributed Product in each country of the Territory.

8.02.

(a)

All Distributed Product, Artwork, Related Items, and any other marketing, promotional or advertising materials related to Distributed Product will include the Universal Logo and/or the logo of Universal’s licensee in the country concerned (“Affiliate Logo”) and such other language or legend as determined by Universal or its applicable licensee in its sole discretion.

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(b)

(1)

Without limiting the foregoing, provided that (i) you have registered and otherwise secured all appropriate trademark protection for your Mark in the country concerned (“Registered Country”) necessary or advisable in Universal’s reasonable judgment (it being agreed that such registration and other actions shall be at your sole cost and expense) and you provide Universal with evidence of same at Universal’s request and (ii) you have advised Universal in writing of same, and (iii) you, at your sole cost and expense, provide Universal or its licensee in the country concerned with camera-ready artwork for your Mark in a timely manner so as not to delay the release of the Distributed Product concerned, then Universal will instruct its licensees in each Registered Country to include or otherwise use your Mark wherever the Universal Logo and/or the Affiliate Logo appears on Distributed Product and related Artwork.   Notwithstanding anything to the contrary herein, in no event will Universal or its licensees be obligated to include or otherwise use your Mark in the Territory as provided herein prior to such time as you have fulfilled the conditions set forth in the foregoing clauses (i), (ii), and (iii) of this paragraph; provided, however, that the use of your Mark in the Territory at any time by Universal or its licensees shall not negate your warranties and representations with respect to your Mark or Universal’s rights and remedies provided herein.  The size and placement of your Mark and the juxtaposition of your Mark with other logos or trade symbols (including, without limitation, the Universal Logo and/or the Affiliate Logo) will be determined by Universal or its licensee in the country concerned in its sole discretion, provided that Universal will instruct its licensee to use its reasonable efforts make the size of your Mark the same size as the Universal Logo and/or the Affiliate Logo (as applicable) as same appears on the particular Distributed Product or related Artwork.  Notwithstanding the foregoing, the failure of Universal or any of its licensees in any Registered Countries to comply with the provisions of this paragraph will not constitute a breach of this agreement.  If Universal or any such licensee fails to comply with this paragraph, then the sole obligation of Universal in connection therewith will be to instruct that licensee to use its reasonable efforts to rectify the error in materials prepared after being so instructed (which obligation will arise only after Universal has received your written notice of such failure, which notice will specify the country in which such failure occurred and the Distributed Product or related Artwork that does not conform with the provisions of this paragraph) and the sole obligation of the licensee concerned will be to use its reasonable efforts to rectify the error in materials prepared after it is so instructed by Universal.

(2)

Your Mark, wherever used by Universal or its licensees, will be deemed an item of “Licensed Material” covered by your warranties, representations and indemnification obligations hereunder.  Without limiting Universal’s rights, Universal or any of its licensees may refrain from printing or otherwise using your Mark at any time when its use might violate any law or rights of any other Person.  Registration and maintenance of your Mark shall be your sole responsibility.  You hereby license to Universal, without payment of any kind, the right to utilize (and to permit Universal’s licensees to utilize) your Mark in the Territory during the Exploitation Period.  You shall cooperate with Universal if it deems it advisable for Universal to become a “registered user” of your Mark and you shall execute any documents required to evidence the foregoing.

(3)

You agree to execute any other documents necessary or advisable in Universal’s reasonable judgment to effectuate the rights granted to Universal herein with respect to your Mark.

9.

DEFINITIONS

9.01.

"Advance" -- a prepayment of royalties. Advances are chargeable against and recoupable from any royalties otherwise payable hereunder or from any monies payable under the Distribution Agreement.

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9.02.

"Budget Record" -- a Record bearing a Suggested Retail List Price equal to no more than two-thirds (2/3) of the Suggested Retail List Price in the country concerned of top-line single-unit Records in the configuration concerned.

9.03.

"Container Charge" -- ten percent (10%) of the Suggested Retail List Price for a single-fold analog disc Record in a standard sleeve with no insert; fifteen percent (15%) of the Suggested Retail List Price for an analog disc Record in a double-fold or gatefold jacket, in a nonstandard sleeve or jacket, or with inserts; twenty percent (20%) of the Suggested Retail List Price for analog cassette tape Records and for audiovisual Records; and twenty-five percent (25%) of the Suggested Retail List Price for Records in the form of Compact Discs, Digital Compact Cassettes, Mini-Discs, Records sold in the form of other digital configurations, Electronic Transmissions, audiophile Records, Records sold in the form of any other new configurations, and for any other Record other than as hereinafter provided.

9.04.

"Electronic Transmission" -- any transmission to the consumer, whether sound alone, sound coupled with an image, or sound coupled with data, in any form, analog or digital, now known or later developed (including, but not limited to, limited downloads, permanent downloads, streams, Masters made available through portable subscription services, mobiletones, “cybercasts”, “webcasts”, “streaming audio”, “streaming audio/video”, “digital downloads”, direct broadcast satellite, point-to-multipoint satellite, multipoint distribution service, point-to-point distribution service, cable system, telephone system, broadcast station, and any other forms of transmission now known or hereafter devised) whether or not such transmission is made on-demand or near on-demand, whether or not a direct or indirect charge is made to receive the transmission and whether or not such transmission results in a specifically identifiable reproduction by or for any transmission recipient.  All references in this Agreement to the “distribution” of Records, unless expressly provided otherwise, shall be understood to include the distribution of Masters by way of Electronic Transmission thereof.

9.05.

"Joint Recordings" -- Masters embodying a Distributed Artist's performance and any performance by another artist with respect to whom Universal is obligated to pay royalties or any other sum.

9.06.

"Long Play Single" -- a Record containing at least three (3) Sides embodying a total of not more than three (3) different Compositions.

9.07.

"Midline Record" -- a Record bearing a Suggested Retail List Price equal to more than two-thirds (2/3), but no more than eighty percent (80%), of the Suggested Retail List Price in the country concerned of top-line single-unit Records in the configuration concerned.

9.08.

"Mini Album" or "EP" -- any Record, other than an Album, containing more than three (3) different Compositions.

9.09

“Mobile Material” -- artwork, images, polyphonic (midi) ringtones, voice messages, voice ringers, graphics, "wallpaper" and/or other materials (excluding Masters) transmitted to or reproduced as an accessory for an end user's mobile telephone or personal digital assistant (or other personal communication device).

9.10.

"Multiple Record Album" -- an Album containing two or more cassettes, compact discs, or other configuration packaged as a single unit. For purposes of the Recording Commitment hereunder and for computing the applicable Recording Fund or Advance, a Multiple Record Album accepted by Universal will be deemed only one (1) Album.

(Universal) American Southwest License1EX.1.25.06 (DBG)

9.11.

"Net receipts," "net sums," or "net amount received" and similar terms in this agreement -- royalties or flat payments received by Universal in the United States in connection with the subject matter thereof solely attributable to Masters or Videos hereunder, less all of Universal's custom manufacturing, duplication, and packaging costs, less all advertising expenses and less any costs or expenses that Universal is required to incur (such as, without limitation, production costs, mechanical royalties and other copyright payments, AF of M and other union or guild payments).

9.12.

"Net Sales" -- sales of Records paid for and not returned, less returns and credits, after deduction of reserves against anticipated returns and credits.

9.13.

"NRC Net Sales" --  Net Sales of the applicable Record sold for distribution through normal retail channels.

9.14.

"Royalty Base Price" -- the Suggested Retail List Price less all excise, sales and similar taxes and less the applicable Container Charge.

9.15.

"Side" -- a Recording of not less than three (3) minutes of continuous sound.

9.16.

"Single -- a Record containing not more than three (3) different Compositions.

9.17.

"Suggested Retail List Price" or "SRLP" -- The retail equivalent price utilized by Universal's licensee in computing monies to be paid to Universal for the Record concerned, provided that in any country where there is no actual suggested or applicable retail list price and where Universal's licensee is wholly-owned by Universal or Universal's parent, the SRLP will be deemed to be the price established by Universal or its licensee(s) in conformity with the general practice of the recording industry in such country.

9.18.

The words "term of this agreement" or "period of this agreement" or "term hereof" or "so long as this agreement remains in force" or words of similar connotation refer to the initial period of this agreement and the period of all renewals, extensions and substitutions or replacements of this agreement.

9.19.

"Territory" -- the Universe, excluding the United States.

9.20.

"United States" -- the United States of America, its territories, possessions and military exchanges (including, without limitation, Puerto Rico).

9.21

"Videos" -- sight and sound Recordings that reproduce the audio performances of recording artists together with a visual image.

9.21.

All other capitalized terms not specifically defined herein will have the same meanings ascribed to them in the Distribution Agreement.

10.

WARRANTIES AND REPRESENTATIONS

10.01.

You warrant and represent that you have the right to enter into this agreement and fully perform your obligations hereunder and, without limiting the generality of the foregoing, that you have the right to grant to Universal all of the rights granted hereunder throughout the Territory.

11.

OTHER TERMS

11.01.

You and Universal agree that the following provisions from the Distribution Agreement are incorporated into this agreement by this reference and shall constitute a part of this agreement;

(Universal) American Southwest License1EX.1.25.06 (DBG)

provided, however, that solely for purposes of this paragraph 11.01 and the incorporation of said provisions into this agreement, (i) the capitalized term “Territory” wherever it appears in the following provisions from the Distribution Agreement shall have meaning set forth in this agreement, and (ii) the capitalized term “Universal” wherever it appears in the following provisions from the Distribution Agreement shall be deemed to be followed by the phrase “and its licensees” when such phrase does not otherwise appear:  Articles 7, 8, 9, 12, and 13 (other than paragraphs 13.09, 13.14, and 13.16).

12.

MISCELLANEOUS

12.01.

The name of this agreement and the headings of the Articles herein are intended for convenience only and will not be of any effect in construing the contents of this agreement.

12.02.

Any and all riders, exhibits or schedules annexed hereto together with this basic document constitute this agreement.

12.03.

This agreement will not become effective until executed by all parties hereto.

UNIVERSAL RECORDS

A DIVISION OF UMG RECORDINGS, INC.

By:______________________________

Michael Reinert, Esq.

Exec. Vice President

Business & Legal Affairs

ACCEPTED AND AGREED:

AMERICAN SOUTHWEST MUSIC DISTRIBUTION. INC.

By:____________________________

An Authorized Signatory

Name:__________________________

Title:___________________________

(Universal) American Southwest License1EX.1.25.06 (DBG)